Exhibit 99.1

WABCO Reports Q1 2018 Results; Solidly Outperforms Global

Commercial Vehicle Market; Raises Sales and EPS Guidance for 2018

●	Q1 2018 sales of $1,003.3 million, up 34.3 percent from a year ago and up 22.9 percent in local currencies

●	Q1 2018 reported operating margin of 14.7 percent up from 14.5 percent a year ago; performance Q1 2018 operating margin of 15.1 percent, up from 14.9 percent a year ago

●	In Q1 2018, WABCO continued to strongly convert income into cash, resulting in net cash from operating activities of $89.0 million

●	Q1 2018 reported diluted EPS of $1.87, up 26 percent from $1.48 a year ago; performance Q1 2018 diluted EPS of $1.97, up 34 percent from $1.47 a year ago

●	Raises reported diluted EPS guidance for full year 2018 to now range from $6.95 to $7.45 versus previous guidance from $6.76 to $7.26; and performance full year 2018 diluted EPS to now range from $7.30 to $7.80 versus previous guidance from $7.20 to $7.70

BRUSSELS, Belgium, April 19, 2018 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles, today reported Q1 2018 results.

WABCO Q1 2018

U.S. Dollars in millions except EPS or otherwise indicated	Q1 2018	Q1 2017
Sales	$1,003.3	$747.3
Sales change – in U.S. Dollars year on year	Up 34.3%	—
Sales change – in local currencies year on year	Up 22.9%	—
Operating Income – Reported	$147.0	$108.5
Operating Income – Performance	$151.4	$111.1
Operating Margin – Reported	14.7%	14.5%
Operating Margin – Performance	15.1%	14.9%
Net Income Attributable to the Company – Reported	$100.7	$80.7
Net Income Attributable to the Company – Performance	$106.4	$80.3
Diluted EPS – Reported	$1.87	$1.48
Diluted EPS – Performance	$1.97	$1.47

“In Q1 2018, WABCO again solidly outperformed the market relative to truck and bus production globally. Further enhanced by a favorable global market, we also set another successive quarterly record for sales which were up 23 percent in local currencies compared to the first quarter of 2017,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “We also achieved superb quarterly earnings per share on a performance basis, up 34 percent year over year.”

“Accelerating demand for WABCO’s industry-leading portfolio combined with our recent strategic acquisitions continues to boost the adoption of WABCO technology onboard vehicles across all markets. Through an unrivalled breadth of offerings for advanced driver assistance systems, efficiency-related technologies and fleet management solutions, WABCO is unlocking new levels of differentiation and value for commercial vehicle manufacturers and fleet operators world-wide,” said Esculier.

In Q1 2018, WABCO’s Operating System, the company’s globally standardized management environment, delivered a total of $25.5 million of materials and conversion productivity, net of material inflation and including a supplier related productivity settlement. WABCO generated robust gross materials productivity of 6.4 percent and conversion productivity of 7.8 percent in Q1 2018.

WABCO delivered net cash from operating activities of $89.0 million.

“Our relentless drive for flexibility and cost-efficiency across WABCO’s globally integrated supply chain during the quarter enabled us to superbly transform top line growth into strong bottom line results and healthy cash flow from operations,” added Esculier.

WABCO Share Buyback Program

During the first quarter of 2018 WABCO also reinstated its share buyback program, with 221,000 shares bought back for $30.7 million. Between June 2011 and March 31, 2018, WABCO has repurchased 19,549,912 shares for $1,621.7 million in open market transactions. WABCO intends to repurchase shares up to a total of $300 million during 2018, subject to market conditions and applicable regulatory requirements.

Recent WABCO Highlights

WABCO recently disclosed that – from Q2 2017 to Q1 2018 – it has entered into contracts in local currencies with customers worldwide that total $745 million of expected cumulative incremental business. These awards specify $502 million in new business earmarked from 2018 through to 2022 inclusively. Representing new incremental business for WABCO, these contracts are separate from revenues gained from the replacement and renewal of existing contracts. WABCO reaffirms sales growth is expected to outperform market growth long term within the 6% to 10% range.

In Q1 2018, WABCO disclosed that it has signed a new agreement to extend its strategic partnership with Sinotruk (Hong Kong) Limited, one of China’s leading heavy truck manufacturers. Building on more than 30 years of close cooperation, the agreement leverages WABCO’s global capabilities to further support Sinotruk’s China and international market development. Sinotruk will adopt a wide range of WABCO’s industy-leading technologies. This includes Advanced Driver Assistance Systems (ADAS), Automated Manual Transmission (AMT), Electronic Braking Systems (EBS), and Electronically Controlled Air Suspension Systems (ECAS).

In March 2018, WABCO announced its largest ever Fleet Management Solutions (FMS) contract with Girteka Logistics, Europe’s leading asset-based transport company. Under the multi-year agreement, 2,700 trucks across Girteka Logistics’ European fleet will be equipped with WABCO-owned Transics’ comprehensive FMS portfolio, including advanced TX-SKY™ on-board computers and TX-FLEX™ mobile app connectivity as well as TX-CONNECT™ back-office IT and software integration via the TX-TANGO™ web service platform.

Demonstrating WABCO’s increased commitment to North America, it is locating its Americas headquarters to Auburn Hills, Michigan. Representing a substantial investment, construction of the 102,000 square-foot facility is underway with its opening scheduled for Q3 2018. WABCO has significantly expanded its presence in the region since 2016, tripling its workforce and acquiring leading technology businesses: MICO Inc., Laydon Composites Ltd., R.H. Sheppard Co. Inc., as well as the buyout of Meritor WABCO Vehicle Control Systems, its joint venture with Meritor.

In March 2018, WABCO INDIA launched WABCO’s award-winning Intelligent Trailer Program in India. Bringing advanced technology to India’s fast-growing market, the Intelligent Trailer Program leverages the capabilities of WABCO’s trailer anti-lock or electronic braking control systems to provide a platform for up to 40 innovative trailer operating functions. Designed to enhance trailer safety, security and efficiency, the Intelligent Trailer Program offers significant added value for trailer manufacturers, fleet operators and cargo owners.

WABCO was recognized in Q1 2018 with 9 customer and industry awards for excellence in the APAC region. Commended with top honors for, among other distinctions, quality, delivery, service and cost efficiency, these awards include recognition for extraordinary performance by Sinotruk Jinan Truck Co., Ltd., a leading heavy duty truck manufacturer in China. WABCO received two awards for Top Supplier and for Quality from Sinotruk.

WABCO announced two appointments to its executive management team in Q1 2018. Further strengthening WABCO’s financial excellence, WABCO has appointed Roberto Fioroni to the role of Chief Financial Officer. Starting on June 1, 2018, Fioroni will bring to WABCO over 20 years of multinational financial management experience. Additionally, Dr. Christian Brenneke was promoted as WABCO’s new Chief Technology Officer, underlining WABCO’s commitment to differentiate through the development of pioneering technology for increasingly autonomous, connected and electrified commercial vehicles. In addition to leading WABCO’s global engineering organization, Dr. Brenneke now spearheads WABCO’s global innovation and advanced product development strategy.

WABCO Raises Sales and EPS Guidance for Full Year 2018

Based on its estimate of future economic and market conditions, WABCO updates its previously disclosed guidance for full year 2018, increasing sales and EPS but recognizing additional headwinds driven by raw material cost inflation and pension costs.

Full Year 2018 Guidance
	Prior	Updated
Sales – in millions	$3,820 – $3,980	$3,885 – $4,015
Sales growth – in local currencies	10.0% – 15.0%	12.0% – 16.0%
Operating Margin – Reported	13.8% – 14.2%	13.6% – 14.0%
Operating Margin – Performance	14.5% – 14.9%	14.3% – 14.7%
Diluted EPS – Reported	$6.76 – $7.26	$6.95 – $7.45
Diluted EPS – Performance	$7.20 – $7.70	$7.30 – $7.80

“We continue to accelerate WABCO’s differentiation through technology leadership while delivering excellence in operating performance globally,” said Esculier. “Our updated guidance for the full year 2018 reflects our relentless focus on driving growth and profitability. Equally, the restart of our share buyback program during this quarter underlines our continued commitment to return superior value to shareholders.”

WABCO Conference Call Today

Jacques Esculier, Chairman and Chief Executive Officer, and Alexander De Bock, Interim Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q1 2018 Results.”

The call is also accessible by telephone in listen only mode. The dial-in number is +1 408 940 3818 and the U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from Noon Eastern Time on April 19, 2018, until Noon Eastern Time on April 26, 2018. The replay dial-in number is +1 404 537 3406 and the U.S. toll-free dial-in number is 855 859 2056. The Conference ID is 9469179.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles. Originating from the Westinghouse Air Brake Company founded nearly 150 years ago, WABCO continues to pioneer breakthrough innovations to enable autonomous driving in the commercial vehicle industry. Today, leading truck, bus and trailer brands worldwide rely on WABCO’s differentiating technologies, including advanced driver assistance, braking, steering and stability control systems. Powered by its vision for accident-free driving and greener transportation solutions, WABCO is also at the forefront of advanced fleet management systems that contribute to commercial fleet efficiency. For six consecutive years, Institutional Investor named WABCO among the “Top 3” in its sector for “Best CEO.” In 2017, WABCO reported sales of $3.3 billion and has nearly 15,000 employees in 40 countries. For more information, visit www.wabco-auto.com and, for WABCO’s 2017 Annual Report, visit ar.wabco-auto.com.

WABCO Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned, our ability to mitigate any tax risks, including, but not limited to, those risks associated with changes in legislation, tax audits and the loss of the benefits associated with our tax rulings and incentives in certain jurisdictions and the risk that we may need to increase our provisional charge relating to the transition tax under U.S. tax law, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q1 2018 results, several tables follow this news release. Sales, gross profit, operating expenses, and operating income, which are adjusted to exclude the effects of foreign exchange, as well as EBIT, are non-GAAP financial measures and are denoted by the word “adjusted” in the line item. Additionally, gross profit, operating expenses, operating income, operating margin, EBIT, tax rate, pre-tax income attributable to the company, net income attributable to the company, and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that management believes may mask the underlying operating results of the company, as applicable. These measures should be considered in addition to, not as a substitute for, GAAP measures. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

WABCO Financial Attachment

●	Condensed Consolidated Statements of Operations
●	Condensed Consolidated Balance Sheets
●	Condensed Consolidated Statements of Cash Flows
●	Three Months Ended March 31, 2018 Data Supplement Sheet
●	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2018 Guidance

WABCO media, investors and analysts contact

Sean Deason, +1 248 270 9287, investorrelations@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
(Amounts in millions, except share and per share data)	2018	2017
Sales	$1,003.3	$747.3
Cost of sales	694.3	507.1

Gross profit	309.0	240.2
Operating expenses:
Selling and administrative expenses	113.5	91.9
Research, development and engineering expenses	50.7	38.8
Other operating (income)/expense, net	(2.2)	1.0

Operating income	147.0	108.5
Equity income of unconsolidated joint ventures, net	0.4	5.7
Other non-operating expense, net	(11.4)	(10.7)
Interest expense, net	(3.0)	(3.9)

Income before income taxes	133.0	99.6
Income tax expense	26.3	15.3

Net income including noncontrolling interests	106.7	84.3
Less: Net income attributable to noncontrolling interests	6.0	3.6

Net income attributable to Company	$100.7	$80.7
Net income per common share:
Basic	$1.87	$1.49
Diluted	$1.87	$1.48
Cash dividend per share of common stock	$—	$—
Weighted average common shares outstanding:
Basic	53,740,732	54,299,058
Diluted	53,890,432	54,513,323

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(Amounts in millions)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$1,038.2	$1,141.5
Short-term investments	147.8	0.6
Accounts receivable, less allowance for doubtful accounts: $9.2 in 2018; $9.4 in 2017	716.8	669.2
Inventories:
Finished products	162.6	149.2
Products in process	42.5	31.2
Raw materials	148.6	141.0
Income taxes receivable	8.1	7.5
Guaranteed notes receivable	52.6	39.7
Investments in repurchase agreements	110.6	137.5
Other current assets	92.7	76.8

Total Current Assets	2,520.5	2,394.2
Property, plant and equipment, less accumulated depreciation	542.3	522.3
Goodwill	824.0	834.7
Deferred tax assets	224.4	211.1
Investments in unconsolidated joint ventures	7.8	6.5
Intangible assets, net	272.6	266.6
Other Assets	80.2	88.0

Total Assets	$4,471.8	$4,323.4

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$0.3	$386.5
Accounts payable	274.6	258.1
Accrued payroll	134.4	130.4
Current portion of warranties	32.1	29.5
VAT payable	20.8	18.2
Accrued expenses	84.3	81.6
Promotion and customer incentives	21.4	24.3
Accrued income tax	64.5	56.2
Other accrued liabilities	90.5	88.5

Total Current Liabilities	722.9	1,073.3
Long-term debt	1,405.4	1,023.3
Pension and post-retirement benefits	723.1	700.7
Deferred tax liabilities	79.9	75.3
Long-term tax liability	169.5	166.8
Other liabilities	69.2	82.9

Total Liabilities	3,170.0	3,122.3

Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 78,997,751 in 2018; 78,937,828 in 2017; and shares outstanding: 53,596,522 in 2018; 53,735,486 in 2017	0.8	0.8
Capital surplus	883.2	883.2
Treasury stock, at cost: 25,401,229 shares in 2018; 25,202,342 shares in 2017	(1,890.3)	(1,861.3)
Retained earnings	2,667.8	2,563.2
Accumulated other comprehensive loss	(443.1)	(464.5)

Total shareholders’ equity	1,218.4	1,121.4
Noncontrolling interests	83.4	79.7

Total Equity	1,301.8	1,201.1

Total Liabilities and Equity	$4,471.8	$4,323.4

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
(Amounts in millions)	2018	2017
Operating Activities
Net income including noncontrolling interest	$106.7	$84.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24.4	19.4
Amortization of intangibles	7.0	5.2
Equity in earnings of unconsolidated joint ventures, net of dividends received	(1.2)	2.2
Non-cash stock compensation	4.4	3.5
Non-cash interest expense and debt issuance cost amortization	6.0	5.4
Deferred income tax benefit	(0.4)	(6.1)
Pension and post-retirement benefit expense	16.4	15.9
Foreign currency effects on changes in monetary assets/liabilities	8.5	(3.1)
Unrealized loss/(gain) on revaluation of foreign currency forward contracts	3.6	(0.5)
Other	0.3	(0.5)
Changes in assets and liabilities:
Accounts receivable, net	(33.1)	(52.7)
Inventories, net	(25.7)	(18.2)
Accounts payable	12.9	29.2
Other accrued liabilities and taxes	2.8	(14.3)
Other current and long-term assets	(23.6)	(5.5)
Other long-term liabilities	(13.3)	(4.7)
Pension and post-retirement benefit contributions	(6.7)	(5.2)

Net cash provided by operating activities:	89.0	54.3

Investing Activities
Purchases of property, plant and equipment	(19.3)	(13.3)
Investments in capitalized software	(2.0)	(1.1)
Purchases of short-term investments and repurchase agreements	(174.6)	(209.7)
Sales and maturities of short-term investments and repurchase agreements	58.1	154.8
Acquisition of businesses	(6.4)	—

Net cash used by investing activities:	(144.2)	(69.3)

Financing Activities
Borrowings of long-term debt	368.5	0.3
Net repayments of short-term debt	(398.9)	—
Purchases of treasury stock	(30.7)	(59.7)
Taxes withheld and paid on employee stock award vestings	(4.6)	(4.2)
Dividends to noncontrolling interest holders	(1.2)	(1.8)
Proceeds from exercise of stock options	0.4	3.5

Net cash used by financing activities:	(66.5)	(61.9)

Effect of exchange rate changes on cash and cash equivalents	18.4	15.4
Net decrease in cash and cash equivalents	(103.3)	(61.5)
Cash and Equivalents at Beginning of Period	1,141.5	862.5

Cash and Equivalents at End of Period	$1,038.2	$801.0

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three Months Ended March 31, 2018 Data Supplement Sheet (Unaudited)

	Three Months Ended March 31,
(Amounts in millions, except per share data)	2018	% of Sales/ Adj Sales	2017	% of Sales/ Adj Sales	Chg vs. 2017	% Chg vs. 2017
Sales
Reported	$1,003.3		$747.3		$256.0	34.3%
Foreign exchange translational effects	(84.7)		—		(84.7)

Adjusted Sales	$918.6		$747.3		$171.3	22.9%

Gross Profit
Reported	$309.0	30.8%	$240.2	32.1%	$68.8	28.6%
Streamlining income	—		(3.1)		3.1

Performance Gross Profit	$309.0	30.8%	$237.1	31.7%	$71.9	30.3%
Foreign exchange translational effects	(30.8)		—		(30.8)

Adjusted Gross Profit	$278.2	30.3%	$237.1	31.7%	$41.1	17.3%

Operating Expenses
Reported	$162.0	16.1%	$131.7	17.6%	$30.3	23.0%
Streamlining income/(costs)	0.3		(3.0)		3.3
Separation costs	(0.2)		(0.3)		0.1
Acquisition related costs	(4.5)		(2.4)		(2.1)

Performance Operating Expenses	$157.6	15.7%	$126.0	16.9%	$31.6	25.1%
Foreign exchange translational effects	(16.1)		—		(16.1)

Adjusted Operating Expenses	$141.5	15.4%	$126.0	16.9%	$15.5	12.3%

Operating Income
Reported	$147.0	14.7%	$108.5	14.5%	$38.5	35.5%
Streamlining income	(0.3)		(0.1)		(0.2)
Separation costs	0.2		0.3		(0.1)
Acquisition related costs	4.5		2.4		2.1

Performance Operating Income	$151.4	15.1%	$111.1	14.9%	$40.3	36.3%
Foreign exchange translational effects	(14.7)		—		(14.7)

Adjusted Operating Income	$136.7	14.9%	$111.1	14.9%	$25.6	23.0%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$100.7		$80.7		$20.0	24.8%
Income tax expense	26.3		15.3		11.0
Interest expense, net	3.0		3.9		(0.9)

EBIT	$130.0	13.0%	$99.9	13.4%	$30.1	30.1%
Streamlining income	(0.3)		(0.1)		(0.2)
Separation costs	1.2		1.1		0.1
Acquisition related costs	4.5		2.4		2.1

Performance EBIT (Earnings Before Interest and Taxes)	$135.4	13.5%	$103.3	13.8%	$32.1	31.1%

Pre-Tax Income
Reported Net Income Attributable to Company	$100.7		$80.7		$20.0
Income tax expense	26.3		15.3		11.0

Pre-Tax Income Attributable to Company	$127.0		$96.0		$31.0
Streamlining income	(0.3)		(0.1)		(0.2)
Separation costs	1.2		1.1		0.1
Acquisition related costs	4.5		2.4		2.1

Performance Pre-Tax Income Attributable to Company	$132.4		$99.4		$33.0
Tax rate on a reported basis	19.8%		15.4%
Tax rate on a performance basis	19.6%		19.3%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$100.7		$80.7		$20.0
Streamlining income	(0.3)		(0.1)		(0.2)
Separation costs	1.2		1.1		0.1
Acquisition related costs	4.5		2.4		2.1
Tax items (1)	0.3		(3.8)		4.1

Performance Net Income Attributable to Company	$106.4		$80.3		$26.1

Net Income Attributable to Company per Diluted Common Share	$1.87		$1.48
Performance Net Income Attributable to Company per Diluted Common Share	$1.97		$1.47

Common Shares Outstanding - Diluted	53.9		54.5

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘17	171.3		171.3
Increase in adjusted income from ‘17	41.1		25.6

Incremental Income as a % of Sales	24.0%		14.9%
Less: YoY Transactional Foreign Exchange (FX) Impact			10.8

Increase in adjusted income from ‘17 excluding transactional FX impact			36.4
Incremental income excluding transactional FX as a % of Sales			21.2%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2018 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Full Year 2018 Guidance
Sales
Reported Sales	$3,885.0 - $4,015.0
(1 Euro = 1.22 USD)
Operating Income
Reported Operating Income Margin	13.6% - 14.0%
Streamlining cost, impact to margin	0.2%
Separation costs, impact to margin	0.1%
Acquisition related items, impact to margin	0.4%

Performance Operating Income Margin	14.3% - 14.7%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$369.5 - $396.1
Streamlining cost	7.0
Separation costs	5.0
Acquisition related items	17.0
Tax items (1)	(10.1)

Performance Net Income Attributable to Company	$388.4 - $415.0

Reported Net Income Attributable to Company per Diluted Common Share (2)	$6.95 - $7.45
Performance Net Income Attributable to Company per Diluted Common Share	$7.30 - $7.80
Diluted common shares outstanding	~ 53.2

(1)	Includes the tax impacts of the above items, calculated based on the statutory tax rates applicable to each adjustment for the jurisdiction from which the adjustment arises.

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.